                                                                     EXHIBIT 3.5

                              AMENDED AND RESTATED
                              --------------------

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SPLASH TECHNOLOGY HOLDINGS, INC.
                             A DELAWARE CORPORATION
                             ----------------------


     Splash Technology Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Splash Technology Holdings, Inc., (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 1995.

     2. The restatement herein set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law").

     3.   The restatement herein set forth has been duly adopted pursuant to
Section 245 of the Delaware Law. This Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Corporation's Certificate of Incorporation.

     4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:


                                  ARTICLE ONE
                                  -----------

     The name of this corporation is Splash Technology Holdings, Inc. (the "Corporation").


                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                 ARTICLE THREE
                                 -------------

     The Corporation shall have perpetual existence. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE FOUR
                                  ------------

     This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock and Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is 50,000,000 shares, and shall have a par value of $0.001 per share ("COMMON"), and the total number of shares of Preferred Stock this corporation shall have authority to issue is 5,000,000, and shall have a par value of $0.001 per share and shall be undesignated as to series ("PREFERRED").

     Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

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                                  ARTICLE FIVE
                                  ------------

     The Corporation is to have perpetual existence.


                                  ARTICLE SIX
                                  -----------

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                 ARTICLE SEVEN
                                 -------------

     The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.


                                 ARTICLE EIGHT
                                 -------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                  ARTICLE NINE
                                  ------------

     (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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     (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, admini strative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article Ten, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                  ARTICLE TEN
                                  -----------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. No action may be taken by the stockholders of the Corporation without a meeting, and no consents in lieu of a meeting may be taken pursuant to Section 228 of the Delaware Law. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                 ARTICLE ELEVEN
                                 --------------

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                                 ARTICLE TWELVE
                                 --------------

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                ARTICLE THIRTEEN
                                ----------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

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     IN WITNESS WHEREOF, Splash Technology Holdings, Inc. has caused this
Certificate of Restated and Amended of Certificate of Incorporation to be signed by Kevin K. Macgillivray, its President and Chief Executive Officer and attested to by Brett D. Byers, its Assistant Secretary, on __________ ___, 1996.

                                    SPLASH TECHNOLOGY HOLDINGS, INC.
                                    A Delaware Corporation


                                    By:_________________________________________
                                         Kevin K. Macgillivray
                                         President and Chief
                                         Executive Officer



ATTEST:


By:_________________________________
     Brett D. Byers
     Assistant Secretary